Manpower Inc.
                         Operating Unit Results
                             (In millions)


                                  Three Months Ended         Six Months Ended
                                       June 30                   June 30
                                  -------------------      -------------------
                                    2000        1999         2000       1999
Revenues from services:
  United States (a)              $   609.6   $   560.1   $ 1,173.5  $ 1,075.9
  France                           1,021.0       893.3     1,934.6    1,721.4
  United Kingdom                     347.2       264.7       712.2      537.5
  Other Europe                       459.8       397.1       919.3      758.1
  Other Countries                    276.5       212.4       542.8      409.9
                                 ---------------------   --------------------
                                 $ 2,714.1   $ 2,327.6   $ 5,282.4  $ 4,502.8
                                 =====================   ====================

Operating Unit Profit:
  United States                  $    23.0   $    21.0   $    38.5  $    34.3
  France                              31.5        21.3        52.3       34.7
  United Kingdom                       9.6         7.5        17.6       14.3
  Other Europe                        17.8        15.3        32.5       25.4
  Other Countries                      1.5         1.2         5.1        3.7
                                 ---------------------   --------------------
                                      83.4        66.3       146.0      112.4
  Corporate expenses                  10.4         9.2        18.9       16.9
  Amortization of intangibles          3.3         1.7         6.9        3.3
  Non-recurring expenses (b)             -        28.0           -       28.0
                                 ---------------------   --------------------
    Operating profit                  69.7        27.4       120.2       64.2
  Interest and other expense(c)       10.7         5.0        21.5        9.9
                                 ---------------------   --------------------
    Earnings before taxes        $    59.0   $    22.4   $    98.7  $    54.3
                                 =====================   ====================

Footnotes:

(a) Total systemwide sales in the United States, which includes sales of Company-owned branches and franchises were $965.3 and $930.5 for the three months ended June 30, 2000 and 1999, respectively, and $1,887.3 and $1,780.9 for the six months ended June 30, 2000 and 1999, respectively.

(b) Represents non-recurring items ($16.4 after tax) in the second quarter of 1999 related to employee severances, retirement costs and other associated realignment costs.

(c) The components of interest and other expense (income) were:

        Interest expense         $     7.9   $     3.9   $    15.8  $     7.8
        Interest income              (1.7)       (1.9)       (3.7)      (4.1)
        Translation loss(gain)         0.2       (0.1)         1.3        0.9
        Loss on sale of accounts
          receivable                   2.1         2.3         5.2        4.6
        Other                          2.2         0.8         2.9        0.7
                                 ---------------------   --------------------
                                 $    10.7   $     5.0   $    21.5  $     9.9
                                 =====================   ====================